Exhibit 10.4

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment") is made and entered into as of the 3rd day of May, 2017, by and between VHTC LOT 10 LLC, an Illinois limited liability company (“Assignor”), and IRESI VERNON HILLS COMMONS, L.L.C., a Delaware limited liability company (“Assignee”).

R E C I T A L S:

A.       Assignor and Assignee (via an assignment from Inland Real Estate Acquisitions, Inc., an Illinois corporation) entered into that certain Agreement of Sale and Purchase, with an Effective Date of February 9, 2017 (as amended, the “Agreement”), with respect to the sale of the “Property” described therein.

B.       Assignor desires to assign and transfer to Assignee all of Assignor's right, title and interest in and to the Leases, as defined in the Agreement, and Assignee desires to accept such assignment and to assume and perform all of Assignor's covenants and obligations in and under the Leases from and after the date hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.       Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and to the Leases as described in the rent roll set forth on attached and incorporated Exhibit A.

2.       Assignee hereby accepts the above assignment and expressly assumes and covenants to keep, perform, fulfill and discharge all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor under the Leases from and after the date hereof.

3.       Assignor shall indemnify, defend and hold harmless Assignee from and against any and all obligations, claims, damages, losses, costs or expenses, including, without limitation, reasonable attorneys’ fees and court costs, arising in connection with any failure by Assignor to fulfill Assignor’s obligations under the Leases or other liability under the Leases accruing prior to the date hereof; provided that the forgoing indemnity shall be limited to the same extent as the limitations set forth in Section 5.4 of the Agreement (including without limitation, the Cap and Survival Period). Assignee shall indemnify, defend and hold harmless Assignor from and against any and all obligations, claims, damages, losses, costs or expenses, including, without limitation, reasonable attorneys’ fees and court costs, arising in connection with any failure by Assignee to fulfill Assignee’s obligations under the Leases or other liability under the Leases accruing on or after the date hereof.

4.       This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois (without reference to choice of laws principles thereof).

5.       This Assignment may be executed in one or more counterparts. All such counterparts, when taken together, shall comprise the fully executed Assignment. This Assignment may also be executed by delivery by facsimile or electronic mail of an executed counterpart of this Assignment. The parties hereto agree that the signature of any party transmitted by facsimile with confirmation of transmission or by electronic mail shall have binding effect as though such signature were delivered as an original.

REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK-SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this ASSIGNMENT AND ASSUMPTION OF LEASES as of the day and year first above written.

ASSIGNOR:

VHTC LOT 10 LLC, an Illinois limited liability company

By:	Taxman Manager LLC, an Illinois limited liability company, its Manager

	By:	/s/ Seymour Taxman
Seymour Taxman, Manager

ASSIGNEE:

IRESI VERNON HILLS COMMONS, L.L.C., a Delaware limited liability company

By:	Inland Residential Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Inland Residential Properties Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Its:	Chief Accounting Officer, Treasurer and Vice President

EXHIBIT A

Rent Roll

See Attached